TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  May 10, 2005

The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

         Re:      The Southern Company
                  Registration Statement on Form S-8
                  -----------------------------------

Ladies and Gentlemen:

         We have examined the above-captioned registration statement proposed to be filed by The Southern Company ("Southern") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of additional shares of its common stock, par value $5 per share (the "Stock"), for issuance pursuant to The Southern Company Employee Savings Plan (the "Plan"). We have also examined certified copies of Southern's Certificate of Incorporation, as amended, and of its by-laws and are familiar with all proceedings relating to the issuance and sale of the Stock. We are of the opinion that:

                  (a) Upon compliance with the relevant provisions of the Act and the Public Utility Holding Company Act of 1935, as amended, and upon compliance with the securities or "Blue Sky" laws of any jurisdiction applicable thereto, Southern may legally issue and sell the Stock without obtaining the consent or approval of any other governmental authority.

                  (b) When the necessary consents or approvals as referred to in paragraph (a) hereinabove have been obtained, and when certificates for the Stock have been executed by Southern, countersigned and registered by the transfer agent and registrar and delivered in accordance with the Plan, the Stock will be valid and legally issued, fully paid and non-assessable shares of Southern, and the holders thereof will be entitled to the rights and privileges appertaining thereto as set forth in Southern's Certificate of Incorporation, as amended.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement.

                                Very truly yours,


                               /s/  TROUTMAN SANDERS LLP
                                    TROUTMAN SANDERS LLP


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